SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                           --------------------------


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 29, 1999

                        National Service Industries, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                          1-3208               58-0364900
   (State or other jurisdiction             (Commission          (IRS Employer
          of incorporation)                  File Number)    Identification No.)


  1420 Peachtree St., N.E., Atlanta, Georgia                      30309-3002
   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  (404) 853-1000

The undersigned registrant hereby amends the following item of its Current Report on Form 8-K filed on August 3, 1999 as set forth in the pages attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

     The following audited financial statements of Holophane Corporation, together with the manually signed independent auditors report thereon and the notes thereto, are included in Exhibit 99.1 and are incorporated into this Item 7 by this reference:

     (i) Consolidated Statements of Income for the Years Ended December 31, 1998, 1997, and 1996

     (ii) Consolidated Balance Sheets as of December 31, 1998 and 1997

     (iii)Consolidated Statements of Cash Flows for the Years Ended December 31, 1998, 1997, and 1996

     (iv) Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1998, 1997, and 1996

     (v)  Independant Auditors' Report

     (vi)  Notes to Financial Statements

     The  following   unaudited  interim   financial   statements  of  Holophane
     Corporation and the notes thereto are included in Exhibit 99.2 and are incorporated into this Item 7 by reference:

     (i) Condensed Consolidated Statements of Income for the three and six months ended June 30, 1999 and 1998

     (ii) Condensed Consolidated Balance Sheets as of June 30, 1999 and December 31, 1998

     (iii)Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1999 and 1998

     (iv) Condensed Consolidated Statement of Stockholders' Equity as of June 30, 1999

     (v) Notes to Condensed Consolidated Financial Statements

(b)  Pro Forma Financial Information

     The following unaudited pro forma financial information of National Service Industries, Inc. is included in Exhibit 99.3 and is incorporated into this
     Item 7 by reference.

     (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of May 31, 1999 (NSI) and June 30, 1999 (Holophane)

     (ii) Unaudited Pro Forma Condensed Consolidated Statement of Income for the
          twelve   months  ended  August  31,  1998  (NSI)  and  June  30,  1998
          (Holophane)

     (iii)Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended May 31, 1999 (NSI) and June 30, 1999 (Holophane)

     (iv) Notes to Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits

     23.1 Consent of Deloitte and Touche LLP

     99.1 Audited Financial Statements of Holophane Corporation, as described in
          Item 7(a) of this Form 8-K.

     99.2 Unaudited Financial Statements of Holophane Corporation, as described in Item 7(a) of this Form 8-K.

     99.3 Unaudited Pro Forma Condensed Consolidated Financial Statements of National Service Industries, Inc., as described in Item 7(b) of this Form 8-K.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        NATIONAL SERVICE INDUSTRIES, INC.
                                  (Registrant)


Date:  October 12, 1999                             By:/s/ Brock A. Hattox
                                                    Brock A. Hattox
                                                    Executive Vice President and
                                                       Chief Financial Officer

                                  EXHIBIT INDEX

23.1 Consent of Deloitte & Touche LLP

99.1 Audited Financial Statements of Holophane Corporation, as described in Item 7(a) of this Form 8-K.

99.2 Unaudited Financial  Statements of Holophane  Corporation,  as described in
     Item 7(a) of this Form 8-K.

99.3 Unaudited Pro Forma Condensed Consolidated Financial Statements of National Service Industries, Inc., as described in Item 7(b) of this Form 8-K.

                                                                    EXHIBIT 23.1



                    INDEPENDANT AUDITORS' CONSENT



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-36980, 33-51339, 33-51341, 33-51343, 33-51345, 33-51355, 33-51351, 33-51357,
33-60715,  333-35609,  333-48835,  333-73133,  and 333-73135 of National Service
Industries, Inc. on Form S-8 and in Registration Statement No. 333-59627 of National Service Industries, Inc. on Form S-3 of our report dated February 19, 1999, relating to the the financial statements of the Holophane Corporation, appearing in this Current Report on Form 8-K/A Amendment No. 1.


/s/ Deloitte and Touche LLP
Deloitte and Touche
Columbus, Ohio
October 12, 1999

                                                                    EXHIBIT 99.1
                                                                          Page 1










                        CONSOLIDATED STATEMENTS OF INCOME

HOLOPHANE CORPORATION AND SUBSIDIARIES
(in thousands except per share data)                                                Year Ended December 31,
                                                                                1998           1997          1996
-------------------------------------------------------------------------------------------------------------------
NET SALES                                                                   $214,875       $205,327       $190,939
Cost of goods sold                                                           129,930        125,133        117,284
-------------------------------------------------------------------------------------------------------------------
GROSS MARGIN                                                                  84,945         80,194         73,655
Selling and administrative                                                    46,617         42,704         39,405
Research and development                                                       6,463          6,037          5,533
Other expense                                                                    258            466            700
OPERATING INCOME                                                              31,607         30,987         28,017
Interest expense                                                               1,537          1,719          2,139
Interest income                                                                 (404)          (414)          (527)
-------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                    30,474         29,682         26,405
Provision for income taxes                                                    11,265         11,059          9,937
-------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                   $19,209        $18,623       $ 16,468
===================================================================================================================
BASIC EARNINGS PER SHARE                                                       $1.77          $1.65       $   1.44
DILUTED EARNINGS PER SHARE                                                     $1.72          $1.60       $   1.40
Weighted Average Number of Shares Outstanding:
     Basic                                                                    10,848         11,283         11,473
     Diluted                                                                  11,190         11,663         11,779
===================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                           CONSOLIDATED BALANCE SHEETS

HOLOPHANE CORPORATION AND SUBSIDIARIES
($ in thousands except per share data)                                                             December 31,
                                                                                                 1998           1997
---------------------------------------------------------------------------------------------------------------------
Assets
---------------------------------------------------------------------------------------------------------------------
Current Assets:
   Cash and equivalents                                                                       $5,535         $11,709
   Accounts receivable (less allowance of $1,331 and $1,087, respectively)                    32,992          29,903
   Inventories                                                                                15,705          12,651
   Prepaid and other assets                                                                    3,522           3,988
---------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                          57,754          58,251
---------------------------------------------------------------------------------------------------------------------
Property, Plant and Equipment, net                                                            49,626          42,102
Goodwill (net of accumulated amortization of $4,171 and $3,124, respectively)                 23,156          21,285
Other Assets                                                                                   6,011           5,158
---------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                       $136,547        $126,796
=====================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current maturities of long term debt                                                      $   278         $ 6,610
   Trade payables                                                                              9,351          10,366
   Compensation and employee benefits                                                          8,305           8,881
   Income taxes payable                                                                        1,312           1,987
   Other accrued liabilities                                                                   4,753           3,678
---------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                     23,999          31,522
---------------------------------------------------------------------------------------------------------------------
Long Term Debt (less current maturities)                                                      21,249          12,964
Long Term Compensation                                                                         4,661           3,522
Other Long Term Liabilities                                                                    4,440           3,685
Commitments and Contingencies                                                                      -               -
Stockholders' Equity:
   Preferred stock (par value $.01 per share:  1,000,000 shares authorized; none issued) Common stock (par value $.01 per share:
   20,000,000 shares authorized; 11,895,861 shares issued)                                       119             119
   Additional paid-in capital                                                                 42,760          43,143
   Retained earnings                                                                          68,359          49,150
   Common shares in treasury, at cost (1998: 1,333,413 shares; 1997: 880,014 shares)         (26,706)        (15,882)
   Accumulated other comprehensive income (deficit)                                           (2,334)         (1,427)
---------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                                    82,198         75,103
---------------------------------------------------------------------------------------------------------------------
Total                                                                                       $136,547        $126,796
=====================================================================================================================
The accompanying notes are an integral part of these consolidated financial statements.
---------------------------------------------------------------------------------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

HOLOPHANE CORPORATION AND SUBSIDIARIES
(in thousands)                                                           Year Ended December 31,
                                                                      1998         1997         1996
--------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
--------------------------------------------------------------------------------------------------------------
Net income                                                           $ 19,209    $ 18,623    $ 16,468
   Adjustments to reconcile net income to net cash
    provided by operating activities:
   Depreciation and amortization                                        8,189       6,905       6,487
   Loss on disposal of property, plant and equipment                      113          28         232
   Provision for deferred income taxes                                    160         866         253
Change in assets and liabilities net of effects from acquisitions:
   Accounts receivable                                                   (864)      2,966      (4,053)
   Inventories                                                           (469)        580       1,568
   Prepaid and other current assets                                       618        (356)       (281)
   Trade payables                                                      (1,491)       (536)     (1,171)
   Compensation and employee benefits                                    (856)        536        (732)
   Income taxes payable                                                (1,122)        812        (780)
   Other, net                                                           1,491          77         955
--------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                              24,978      30,501      18,946
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
--------------------------------------------------------------------------------------------------------
Purchase of investment securities                                      (1,179)     (1,906)     (1,551)
Sale of investment securities                                              39         842       1,005
Capital expenditures                                                  (12,379)     (8,007)     (4,956)
Proceeds from the sale of assets                                           88         102          42
Acquisitions, net of cash acquired                                       (674)          0      (6,100)
--------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                 (14,105)     (8,969)    (11,560)
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
--------------------------------------------------------------------------------------------------------
Principal payments on long term debt                                  (60,380)     (6,381)     (9,359)
Proceeds from long term debt                                           62,002           0           0
Purchase of treasury shares                                           (12,676)    (11,645)     (3,769)
Payments to pre-acquisition shareholders                               (7,350)          0           0
Proceeds from the sale of treasury shares                                 677         214         385
--------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                 (17,727)    (17,812)    (12,743)
--------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                   680         (83)         73
--------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and equivalents                        (6,174)      3,637      (5,284)
Cash and equivalents at beginning of year                              11,709       8,072      13,356
--------------------------------------------------------------------------------------------------------
Cash and equivalents at end of year                                  $  5,535    $ 11,709    $  8,072
========================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
   Interest                                                          $  1,457    $  1,712    $  2,160
   Income taxes                                                      $ 11,057    $  9,066    $ 10,472
Non-cash investing and financing activity:
   Treasury shares used for acquisitions                             $    704    $  1,380    $  2,145
   Additional goodwill relating to contingent purchase price         $  1,020    $    704    $  1,381
   Trade payables for property, plant and equipment                  $    206    $    687    $    252
   Capital leases for property, plant and equipment                  $      0    $    699    $      0
   Shares exchanged to exercise stock options                        $     59    $    488    $      0
========================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' Equity

HOLOPHANE CORPORATION AND SUBSIDIARIES
($ in thousands)

                                                                                                       Accumulated
                                         Common Stock       Additional             Treasury Stock        Other
                                      --------------------   Paid-in     Retained  ---------------     Comprehensive  Stockholders
                                       Shares       Amount   Capital     Earnings  Shares    Amount    Income(Deficit) Equity
----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995          11,895,861     $119    $42,969     $14,059   425,148   ($4,529)    ($2,229)     $50,389
   Comprehensive income
     Net income                                                           16,468                                       16,468
     Translation adjustments(net of
       tax benefit of $0)                                                                                   1,460       1,460
                                                                                                                     --------
       Comprehensive income                                                                                            17,928
   Shares used for acquisitions                                  780              (121,629)    1,365                    2,145
   Purchase of treasury shares                                                     206,000    (3,769)                  (3,769)
   Stock options exercised, including
    related tax benefits                                          52               (36,150)      399                      451
-------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996            11,895,861    119     43,801      30,527   473,369    (6,534)       (769)      67,144
   Comprehensive income
     Net income                                                           18,623                                       18,623
     Translation adjustments
        (net of tax benefit of $0)                                                                          (658)        (658)
                                                                                                                      ---------
       Comprehensive income                                                                                            17,965
   Shares used for acquisitions                                   13               (71,725)    1,367                    1,380
   Purchase of treasury shares                                                     544,408   (12,133)                 (12,133)
   Stock options exercised, including
      related tax benefits                                      (671)              (66,038)    1,418                      747
-------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997           11,895,861     119     43,143      49,150   880,014   (15,882)     (1,427)      75,103
   Comprehensive income
     Net income                                                           19,209                                       19,209
     Translation adjustments
       (net of tax benefit of $216)                                                                         (907)       (907)
                                                                                                                      ---------
       Comprehensive income                                                                                            18,302
   Shares used for acquisitions                                   91               (28,675)      613                      704
   Purchase of treasury shares                                                     536,598   (12,676)                 (12,676)
   Stock options exercised, including
     related tax benefits                                       (474)              (54,524)    1,239                      765
-------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998           11,895,861    $119    $42,760     $68,359 1,333,413  ($26,706)    ($2,334)     $82,198
===============================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT AUDITOR'S REPORT
           TO THE STOCKHOLDERS AND DIRECTORS OF HOLOPHANE CORPORATION
                  --------------------------------------------

     We have audited the accompanying consolidated balance sheets of Holophane Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Holophane Corporation and subsidiaries at December 31, 1998 and 1997, and results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Columbus, Ohio
February 19, 1999

                                                                          Page 6
                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The company is engaged in the manufacture and sale of lighting fixtures and systems primarily for industrial, commercial and outdoor applications. The company has operations in the United States, Canada, Mexico, United Kingdom, Germany and Australia.

CONSOLIDATION
The consolidated financial statements include the accounts of Holophane Corporation and all of its majority owned subsidiaries. All significant intercompany transactions have been eliminated.

FOREIGN CURRENCY TRANSLATION
The assets and liabilities of the company's subsidiaries outside the United States are translated into U.S. dollars at the rates of exchange in effect at the balance sheet dates. Income and expense items are translated at the average exchange rates prevailing during the period. Gains and losses resulting from foreign currency transactions are recognized currently in net income and those resulting from translation of financial statements are recognized currently in comprehensive income.

DISCLOSURES REGARDING FINANCIAL
INSTRUMENTS
The carrying value of cash and equivalents, receivables, accrued liabilities and accounts payable are considered to approximate fair value due to the relatively short maturity of the respective instruments. For long-term debt, the interest rates fluctuate with the London Interbank Offered Rate (LIBOR) or Prime Rate and thus their carrying value is a reasonable estimate of fair value.

CASH AND EQUIVALENTS
The company considers money market funds and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. At December 31, 1998 and 1997, the company had approximately $732,000 and $6,590,000, respectively, invested in bank commercial paper and U.S. treasury related investments.

INVENTORIES
Inventories are valued at the lower of cost, determined on the first-in, first-out basis, or market.

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from one and one-half to forty years.

GOODWILL
The excess of purchase price over the fair values of net assets acquired is amortized on a straight-line basis over forty years.

ASSET IMPAIRMENTS
Annually, or more frequently if events or circumstances change, a determination is made by management, in accordance with Statement of Financial Accounting Standards (SFAS) 121, to ascertain whether property, plant and equipment, goodwill and other intangible assets have been impaired based on the sum of expected future undiscounted cash flows from operating activities. Based upon its most recent analysis, the company believes that property, goodwill and other intangibles at December 31, 1998 and 1997 are realizable and the depreciation and amortization periods are appropriate.

SELF INSURANCE
The company is self-insured for certain health and workers' compensation programs in the United States. The company purchases insurance to limit exposure under these programs. Insurance for the health plan provides a stop-loss ceiling of $100,000 per individual per year and an aggregate annual stop-loss ceiling (based on enrollment) of $1,720,000, $1,709,000 and $1,585,000 for 1998, 1997
and 1996, respectively. Insurance for the workers' compensation plan contains a stop-loss ceiling of $300,000 per event. The company accrues for both claims reported but not yet paid and claims incurred but not yet reported.

MANAGEMENT ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION
Revenues are recognized at the time the products are shipped.

ADVERTISING

Advertising costs are expensed as incurred. Advertising expense for 1998, 1997 and 1996 was $2,593,000, $2,447,000 and $2,365,000, respectively.

IMPACT OF NEW ACCOUNTING STANDARDS

In June 1998, SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," was issued and is required to be adopted for the company's 2000 annual financial statements. The company has not yet determined what, if any, impact the adoption of this will have on its financial statements.


2. ACQUISITION

HOLOPHANE S.A. DE C.V. (HOLOPHANE MEXICO) - On June 1, 1998, the company acquired the stock of Holophane Mexico for $770,000. Under the terms of the purchase agreement, the company will make additional payments of up to $2,023,000, contingent upon Holophane Mexico achieving certain operating results during the three year period ending December 31, 2000. At the date of acquisition, the market value of assets acquired was $11,270,000 and liabilities assumed were $10,770,000.

METALOPTICS, INC. - On September 1, 1996, the company acquired the stock of MetalOptics, Inc. Under the terms of the purchase agreement, the company will make additional payments of up to $500,000 and 154,589 additional shares of common stock, contingent upon MetalOptics, Inc. achieving certain operating results during the period ending December 31, 2001.

Any future amounts earned under these agreements will be recorded as additional goodwill and amortized over the remaining life of the goodwill recognized at the time of acquisition.

Results of operations after the acquisition dates are included in the Consolidated Statements of Income. The following pro forma information (in thousands, except earnings per share [EPS] amounts) has been prepared assuming the Holophane Mexico and MetalOptics, Inc. acquisitions had taken place at the beginning of 1997 and 1996, respectively. The pro forma information includes adjustments for interest expense that would have been incurred to finance the purchase, additional depreciation based on the fair market value of the property, plant and equipment acquired and the amortization of goodwill arising from the transaction, net of tax. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transactions been effected on the assumed dates.

------------------------------------------------------------------
                           1998         1997          1996
------------------------------------------------------------------
Net Sales              $218,834     $215,652      $204,545
Net Income              $19,285      $19,069       $17,088
Basic EPS                 $1.78        $1.69         $1.48
Diluted EPS               $1.72        $1.63         $1.44
==================================================================

3. INVENTORIES

Inventories consist of the following (in thousands):

---------------------------------------------------------------
                                           DECEMBER 31,
                                        1998          1997
---------------------------------------------------------------
Raw materials                         $8,973        $7,610
Work in process                        4,869         3,850
Finished goods                         2,498         1,838
---------------------------------------------------------------
TOTAL                                 16,340        13,298
Less valuation allowance                (635)         (647)
---------------------------------------------------------------
TOTAL                                $15,705       $12,651
===============================================================

4. PROPERTY, PLANT AND EQUIPMENT

The major classes of property, plant and equipment are summarized as follows (in thousands):

-----------------------------------------------------------------
                                           DECEMBER 31,
                                        1998           1997
-----------------------------------------------------------------
Land                                  $3,272        $2,322
Buildings and improvements            24,799        23,687
Machinery and equipment               57,822        51,016
Office and computer equipment         13,916        12,464
Construction in progress               3,654         1,670
-----------------------------------------------------------------
TOTAL                                103,463        91,159
Less accumulated depreciation        (53,837)      (49,057)
-----------------------------------------------------------------
TOTAL                                $49,626       $42,102
=================================================================

5. LONGTERM DEBT AND CREDIT FACILITIES

In March 1998, the company refinanced its debt with an unsecured $30,000,000 revolving credit agreement with National City Bank which matures on April 1, 2001. Under the new agreement, the company can elect to borrow Eurodollars or domestic funds at .20% to .875% (Applicable Margin) in excess of the LIBOR or Prime Rate, respectively. The Applicable Margin is determined by the ratio of debt (as defined in the credit agreement) to the sum of operating income plus depreciation and amortization. Based on the Applicable Margin, commitment fees of .15% to .30% are charged on the average daily unused portion of the available commitment. This credit agreement contains certain financial and operating covenants.

The old credit agreement consisted of a term loan that reduced semi-annually until scheduled maturity on September 30, 2000 and a revolving commitment of up to $15,000,000, collateralized by substantially all of the company's assets.

Interest rates as of December 31, 1998 and 1997 were 5.4% and 6.8%, respectively.

Long term debt consists of the following (in thousands):

--------------------------------------------------------------
                                           DECEMBER 31,
                                        1998          1997
--------------------------------------------------------------
Revolving Loan                       $21,000            $0
Term loan                                  0        18,660
Capital lease obligations (Note 6)       515           883
Other borrowings                          12            31
--------------------------------------------------------------
Total                                 21,527        19,574
Less current maturities                 (278)       (6,610)
==============================================================
Total                                $21,249       $12,964
==============================================================

6. LEASES

The company leases certain computer and plant equipment under capital leases. The cost of these assets leased under capital leases is approximately $818,000 and $1,326,000 at December 31, 1998 and 1997, respectively. In addition, the company leases certain equipment and office space under non-cancelable operating leases.

Future minimum lease payments are as follows (in thousands):

----------------------------------------------------------------
                                 CAPITAL           OPERATING
                                  LEASES              LEASES
----------------------------------------------------------------
1999                                $294               $788
2000                                 256                394
2001                                   0                154
2002                                   0                 95
2003                                   0                 47
Thereafter                             0                224
----------------------------------------------------------------
TOTAL MINIMUM LEASE
   PAYMENTS                          550             $1,702
Less amount representing
   interest                          (35)
----------------------------------------
Present value of net minimum
   lease payments (Note 5)          $515
========================================

Total rent expense under operating leases for 1998, 1997 and 1996 was approximately $1,574,000, $1,693,000 and $1,381,000, respectively.

7. INCOME TAXES

The company follows the provisions of SFAS 109. The components of income before income taxes are as follows (in thousands):

-----------------------------------------------------------
                        1998          1997           1996
-----------------------------------------------------------
Domestic             $27,073       $27,068        $24,781
Foreign                3,401         2,614          1,624
-----------------------------------------------------------
TOTAL                $30,474       $29,682        $26,405
===========================================================

The components of the provision (credit) for income taxes are as follows (in thousands):

--------------------------------------------------------------
                          1998          1997           1996
--------------------------------------------------------------
Current:
Federal                 $8,561        $8,366         $7,918
State and local          1,281         1,196          1,279
Foreign                  1,263           631            487
--------------------------------------------------------------
TOTAL CURRENT           11,105        10,193          9,684
Deferred:
Federal                    480           550            171
State and local            106           373             37
Foreign                   (426)          (57)            45
--------------------------------------------------------------
TOTAL DEFERRED             160           866            253

TOTAL                 $ 11,265      $ 11,059       $  9,937
==============================================================


The principal items accounting for the difference in the expected tax expense on income before income taxes computed at the United
States statutory rate are as follows (in thousands):

--------------------------------------------------------------
                       1998          1997            1996
--------------------------------------------------------------
Computed expense
 at 35% of pretax
     income           $ 10,666      $ 10,389       $  9,242
State and local
 taxes (net of
 federal and foreign
 tax)                      979         1.127            905

Elimination of
 valuation allowance
 on foreign
 NOLS                        0          (712)             0
 Other                    (380)          255           (210)
--------------------------------------------------------------
TOTAL                 $ 11,265      $ 11,059       $  9,937
==============================================================


The tax effect of the items comprising the company's net deferred tax asset are as follows (in thousands):

---------------------------------------------------------------
                                           DECEMBER 31,
                                        1998           1997
---------------------------------------------------------------
Deferred tax assets:
Intangibles                           $   33         $  365
Reserves                                 539          1,004
Compensation and employee
   benefits                            2,933          2,128
Other                                  1,182          1,184
---------------------------------------------------------------
TOTAL                                  4,687          4,681
Deferred tax liabilities:
Property, plant and equipment          3,258          2,260
---------------------------------------------------------------
NET DEFERRED TAX ASSET                $1,429         $2,421
===============================================================

At December 31, 1998 the company had foreign net operating loss carryforwards
(NOLs) totaling $545,000 which the company expects to fully utilize before it expires in 2007.

At December 31, 1998 unremitted earnings of subsidiaries outside the United States were approximately $8,420,000. The company intends to indefinitely reinvest the undistributed earnings of its foreign subsidiaries or to repatriate them only when it is tax effective to do so. Accordingly, no deferred income taxes for additional United States federal income taxes from distribution of foreign earnings have been recorded.

8. EMPLOYEE BENEFIT PLANS

The company has five 401(k) defined contribution savings plans covering substantially all United States union and non-union employees. The plans, which provide for both optional and mandatory company contributions of up to 5%, are intended to qualify under Section 401(k) of the Internal Revenue Code. The company matches participant contributions of up to 3% of their salary. The company's Canadian subsidiary has a defined contribution savings plan covering substantially all employees. The expense charged to operations under these plans was $2,196,000, $2,530,000 and $2,133,000 for 1998, 1997 and 1996, respectively.

On June 1, 1998, the company acquired Holophane Mexico, including its pension benefit plan. Holophane Mexico's benefit plan consists of a seniority premium based on years of service and final salary (as defined under the Mexican Federal Labor Laws) covering all full time employees and a defined benefit based on years of service and average salary over the last five years of service covering all full time non-union employees.

Holophane Europe has a defined benefit plan, covering substantially all of its employees, in which benefits are based primarily on years of service and employee compensation near retirement.

The company's funding policy is in accordance with local laws and income tax regulations. Fund assets consist primarily of common stocks, common trust funds and government securities.

The following table sets forth the funded status of Holophane Europe's and Holophane Mexico's plan and amounts recognized in the company's balance sheets (in thousands):

----------------------------------------------------------------
                                           DECEMBER 31,
                                        1998          1997
----------------------------------------------------------------
Change in benefit obligation:
Benefit obligation at beginning
   of year                           $10,552        $8,751
Service cost                             734           777
Interest cost                            813           709
Actuarial gain                         1,307           709
Acquisition                              907             0
Exchange (gain)/loss                     (35)         (304)
Benefits paid                         (1,972)          (90)
----------------------------------------------------------------
Benefit obligation at end of year     12,306        10,552
----------------------------------------------------------------
Change in plan assets:
Fair value of plan assets at
   beginning of year                  11,417         9,914
Actual return on plan assets           1,924         1,217
Acquisition                              868             0
Employer contributions                   508           499
Plan participants' contributions         240           236
Exchange (gain)/loss                     (27)         (358)
Benefits paid                         (1,972)          (91)
----------------------------------------------------------------
Fair value of plan assets at end
   of year                            12,958        11,417
----------------------------------------------------------------
Funded status                            652           865
Unrecognized net actuarial costs         144           173
Unrecognized prior service cost         (390)         (655)
----------------------------------------------------------------
Prepaid benefit cost                    $406          $383
================================================================

Weighted average actuarial assumptions used in the accounting for the plans were as follows:

---------------------------------------------------------------
                              1998        1997        1996
---------------------------------------------------------------
Discount rate                7.41%       7.50%       8.50%
Expected return on plan
   assets                    8.03%       8.50%       8.50%
Rate of compensation
   increase                  5.10%       5.25%       6.25%
===============================================================

Net periodic benefit cost included in the company's Consolidated Statements of Income consisted of the following components (in thousands):


---------------------------------------------------------------
                              1998        1997        1996
---------------------------------------------------------------
Service cost                  $ 734       $ 777       $ 682
Interest cost                   813         709         545
Plan participants'
   contributions               (240)       (236)       (222)
Expected return on
   plan assets                 (899)       (787)       (748)
Amortization of prior
   service costs                 33          33           1
Recognized net
   actuarial loss                10           0           0
---------------------------------------------------------------
Net periodic benefit
   cost                       $ 451        $ 496      $ 258
===============================================================

The company's Supplemental Executive Retirement Plan (SERP) allows participants to defer up to 50% of their annual bonus. Deferred compensation under the SERP is used to fund a Rabbi Trust. Gains and losses on participant's accounts directly offset the SERP liability for each participant. The fair value of the investment included in other assets and offsetting liability was $4,661,000 and $3,522,000 at December 31, 1998 and 1997, respectively.

9. STOCK OPTIONS

On April 30, 1998, the stockholders approved an Employee Stock Purchase Plan
(ESPP) within the meaning of Section 423 of the Internal Revenue Code with 300,000 shares of stock for its U.S. and Canadian subsidiaries. The 1997 Offering granted under the plan allows eligible employees to have up to 5% of their first $50,000 of annual compensation during the two year grant period withheld from payroll to purchase company stock on December 31, 1999 at an option price of $20.30 which was established on December 15, 1997 at 85% of the average trade value. As of December 31, 1998, 69,000 of the 84,000 options granted were outstanding.

The 1996 and 1993 Holophane Corporation Incentive Stock Plans authorize the grant of options, restricted stock and awards of performance shares of common stock to officers, key employees and directors. Options are to be granted at exercise prices equal to the fair market value of such stock as of the date of grant. All options granted have a maximum term of 10 years. Employee options vest ratably over four years and directors' options vest in six months. The weighted average remaining contractual life of these options is 6.8 years. The number of authorized options to be granted under these plans are 800,000 and 1,182,000, respectively. Stock option activity is summarized as follows:

-------------------------------------------------------------------------------
                                            1998          1997         1996
-------------------------------------------------------------------------------
Outstanding at
   beginning of year                      1,097,637       972,825       802,425
Weighted average exercise price          $    14.79    $    13.14    $    11.27
Granted                                     207,800       234,100       209,600
Weighted average exercise price          $    24.84    $    20.76    $    19.88
Exercised                                   (56,912)      (66,038)      (36,150)
Weighted average exercise price          $    12.93    $    10.64    $    10.67
Canceled                                    (16,338)      (43,250)       (3,050)
Weighted average exercise price          $    19.09    $    16.19    $    14.15
-------------------------------------------------------------------------------
Outstanding at end
   of year                                1,232,187     1,097,637       972,825
Weighted average exercise price          $    16.51    $    14.79    $    13.14
===============================================================================
Exercisable at end
   of year                                  768,129       606,091       421,800
Weighted average exercise price          $    13.70    $    12.45    $    11.60
===============================================================================
Available for grant at
   end of year                              612,255       801,329       963,900
===============================================================================

The company applies Accounting Principles Board Opinion 25 in accounting for its fixed stock compensation plans. Accordingly, no compensation cost has been recognized for the plans in 1998, 1997 or 1996.

In accordance with SFAS 123, the fair value approach has not been applied to stock options granted prior to January 1, 1995. The compensation cost calculated under SFAS 123 is recognized over the vesting period of the stock options. Fair value is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

---------------------------------------------------------------
                         INCENTIVE STOCK PLAN          ESPP
                         1998     1997     1996        1998
---------------------------------------------------------------
Weighted average
   fair value           $9.87    $7.95    $6.74       $6.68
Risk-free interest
   rate                 5.73%    6.19%    5.88%       5.68%
Dividend yield              0        0        0           0
Volatility factor        .252     .254     .230        .254
Weighted average
   expected life (years)  6.5      5.8      5.5         2.0
===============================================================

Had compensation costs for stock options been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS 123, the company's net earnings and EPS would have been reduced to the pro forma amounts indicated as follows:

-----------------------------------------------------------
                         1998          1997         1996
-----------------------------------------------------------
Net Income:
   As reported        $19,209       $18,623      $16,468
   Pro forma          $17,895       $17,832      $15,919
Basic EPS:
   As reported          $1.77         $1.65        $1.44
   Pro forma            $1.65         $1.58        $1.39
Diluted EPS:
   As reported          $1.72         $1.60        $1.40
   Pro forma            $1.60         $1.53        $1.35
===========================================================

The following table summarizes stock options outstanding and exercisable at December 31, 1998 (shares in thousands):

-----------------------------------------------------------
                Outstanding             Exercisable
-----------------------------------------------------------
 Exercise           Average    Average          Average
  Price            Remaining  Exercise          Exercise
   Range    Options  Life       Price   Options   Price
-----------------------------------------------------------
  $10-$13     629   5.4 yrs    $11.34     574    $11.31
  $18-$27     603   8.2 yrs    $21.90     194    $20.78
===========================================================

10. EARNINGS PER SHARE

All share data is presented in accordance with SFAS 128. The reconciliation of basic and diluted shares outstanding is as follows (in thousands):

----------------------------------------------------------
                           1998         1997        1996
----------------------------------------------------------
Basic shares
   outstanding           10,848       11,283      11,473
Dilutive securities:
   Stock options            338          373         281
   Contingent shares          4            7          25
----------------------------------------------------------
Dilutive shares
   outstanding           11,190       11,663      11,779
==========================================================

The following options to purchase shares of common stock were outstanding during each year, but were not included in the computation of diluted EPS because the option's exercise price was greater than the average market price of the common shares for all quarters during the year and, therefore, the effect would be anti-dilutive:

-----------------------------------------------------------
                           1998         1997        1996
-----------------------------------------------------------
Number of options        30,000            0     174,000
Weighted average
   exercise price        $27.19        $0.00      $20.38
===========================================================

11. SEGMENT INFORMATION

The company has adopted SFAS 131, "Disclosures about Segments of a Business Enterprise and Related Information." The company operates predominantly in one industry segment, that being the design, manufacture and sale of lighting fixtures. No single customer accounted for as much as 10% of consolidated net sales. The following table presents information about the company managed by geographic area (in thousands):

----------------------------------------------------------------------
                            1998          1997         1996
----------------------------------------------------------------------
NET SALES TO CUSTOMERS
United States              $172,519      $171,749     $157,981
Europe                       23,762        23,908       23,376
Other                        18,594         9,670        9,582
----------------------------------------------------------------------
TOTAL                      $214,875      $205,327     $190,939
======================================================================
TRANSFERS BETWEEN GEOGRAPHIC AREAS
(eliminated in consolidation)
United States               $10,046        $7,268       $7,694
Other                           256           271            0
----------------------------------------------------------------------

TOTAL                       $10,302        $7,539       $7,694
======================================================================
OPERATING INCOME
United States               $27,813       $27,688      $25,882
Europe                        2,286         1,945        1,791
Other                         1,508         1,354          344
----------------------------------------------------------------------
TOTAL                       $31,607       $30,987      $28,017
======================================================================
IDENTIFIABLE ASSETS
United States              $100,045      $102,934     $101,361
Europe                       20,585        20,268       20,166
Other                        15,917         3,594        2,440
----------------------------------------------------------------------
TOTAL                      $136,547      $126,796     $123,967
======================================================================
CAPITAL SPENDING
United States              $11,172        $7,607       $4,212
Europe                         655           291          438
Other                          552           109          306
----------------------------------------------------------------------
TOTAL                      $12,379        $8,007       $4,956
======================================================================
DEPRECIATION &  AMORTIZATION
United States               $7,143        $6,057       $5,615
Europe                         684           755          741
Other                          362            93          131
----------------------------------------------------------------------
TOTAL                       $8,189        $6,905       $6,487
======================================================================

                                                                    EXHIBIT 99.2
                                                                          Page 1



HOLOPHANE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands except per share data)

                                                       Three Month Period Ended
                                                       ------------------------
                                                        June 30,      June 30,
                                                          1999          1998
--------------------------------------------------------------------------------
Net Sales                                               $58,730       $51,453
Cost of Goods Sold                                       35,751        31,690
                                                        -------       -------
Gross Margin                                             22,979        19,763
Selling and Administrative Expenses                      13,572        11,109
Research and Development                                  1,617         1,473
Other Expenses                                              223           199
                                                        -------       -------
Operating Income                                          7,567         6,982
Interest Expense                                            244           317
Interest Income                                             (36)          (40)
                                                        -------       -------
Income Before Income Taxes                                7,359         6,705
Provision for Income Taxes                                2,557         2,530
                                                        -------       -------
Net Income                                                4,802         4,175
================================================================================

Basic Earnings Per Share                                  $0.45         $0.38
--------------------------------------------------------------------------------

Diluted Earnings Per Share                                $0.44         $0.37
--------------------------------------------------------------------------------

Weighted Average Number of Shares Outstanding:
  Basic                                                  10,597        10,910
  Diluted                                                11,028        11,306
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

HOLOPHANE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands except per share data)

                                                        Six Month Period Ended
                                                        ----------------------
                                                        June 30,      June 30,
                                                          1999         1998
--------------------------------------------------------------------------------
Net Sales                                               $111,503      $98,700
Cost of Goods Sold                                        68,042       60,605
                                                        --------      -------
Gross Margin                                              43,461       38,095
Selling and Administrative Expenses                       26,231       22,038
Research and Development                                   3,152        3,003
Other Expenses                                               401          689
                                                        --------      -------
Operating Income                                          13,677       12,365
Interest Expense                                             545          704
Interest Income                                             (142)        (189)
                                                        --------      -------
Income Before Income Taxes                                13,274       11,850
Provision for Income Taxes                                 4,687        4,411
                                                        --------      -------
Net Income                                                 8,587        7,439
================================================================================

Basic Earnings Per Share                                   $0.81        $0.68
--------------------------------------------------------------------------------

Diluted Earnings Per Share                                 $0.78        $0.66
--------------------------------------------------------------------------------

Weighted Average Number of Shares Outstanding:
  Basic                                                   10,599       10,969
  Diluted                                                 10,980       11,343
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

HOLOPHANE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

                                                         June 30,   December 31,
                                                           1999         1998
--------------------------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------
Cash and Equivalents                                    $  3,932      $  5,535
Receivables                                               36,207        32,992
Inventory                                                 17,916        15,705
Other Current Assets                                       4,544         3,522
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                      62,599        57,754
--------------------------------------------------------------------------------
Plant, Property and Equipment, Net                        54,309        49,626
Intangibles                                               22,987        23,156
Other Assets                                               6,254         6,011
--------------------------------------------------------------------------------
TOTAL ASSETS                                            $146,149      $136,547
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities Excluding Debt                      $ 27,099      $ 23,721
Current Portion of Long Term Debt                            268           278
Long Term Debt                                            19,625        21,249
Other Long Term Liabilities                                9,118         9,101
Stockholders'  Equity                                     90,039        82,198
--------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $146,149      $136,547
================================================================================

The accompanying notes are an integral part of these financial statements.

HOLOPHANE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

                                                         Six Month Period Ended
                                                         ----------------------
                                                          June 30      June 30
                                                           1999          1998
--------------------------------------------------------------------------------
Net cash flow provided by operating activities         $10,327        $  2,702

--------------------------------------------------------------------------------

Investing activities:
   Capital expenditures                                 (8,945)         (6,770)
   Other                                                  (342)         (1,292)
                                                       -------        --------
Net cash used in investing activities                   (9,287)         (8,062)

--------------------------------------------------------------------------------

Financing activities:
   Principal payments of long term debt                 (9,804)        (26,610)
   Proceeds from long term debt                          8,170          29,752
   Purchase of treasury shares                          (1,004)         (5,802)
   Proceeds from the sales of treasury shares              230             453
                                                       -------        --------
Net cash used in financing activities                   (2,408)         (2,207)

--------------------------------------------------------------------------------

Effects of exchange rate changes on cash                  (235)            (57)

--------------------------------------------------------------------------------

Net increase/(decrease) in cash and equivalents         (1,603)         (7,624)

--------------------------------------------------------------------------------

Cash and equivalents at beginning of period              5,535          11,709

--------------------------------------------------------------------------------

Cash and equivalents at end of period                  $ 3,932        $  4,085

--------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
HOLOPHANE CORPORATION AND SUBSIDIARIES
($ in thousands)

                                                                                              ACCUMULATED
                                   COMMON STOCK   ADDITIONAL             TREASURY STOCK          OTHER
                                -----------------  PAID-IN   RETAINED  -------------------   COMPREHENSIVE    STOCKHOLDERS'
                                  SHARES   AMOUNT  CAPITAL   EARNINGS   SHARES      AMOUNT  INCOME/(DEFICIT)     EQUITY
---------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998    11,895,861  $119   $42,760   $68,359   1,333,413  $(26,706)     $(2,334)         $82,198
Comprehensive income
  Net income                                                   8,587                                               8,587
  Translation adjustments
    (net of tax benefit of $0)                                                                     (381)            (381)
                                                                                                                 -------
      Comprehensive income                                                                                         8,206
Shares used for acquisitions                           141               (15,910)      267                           408
Purchase of treasury shares                                               36,100    (1,004)                       (1,004)
Stock options exercised,
  including related tax
  benefits                                            (280)              (22,008)      511                           231
---------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 1999        11,895,861  $119   $42,621   $76,946   1,331,595  $(26,932)     $(2,715)         $90,039
===========================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                     HOLOPHANE CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------


Basis of Presentation - The condensed consolidated balance sheet as of June 30, 1999, the condensed consolidated statements of income for the three months ended June 30, 1999 and June 30, 1998 and the condensed consolidated statements of income, cash flows and stockholders' equity for the six months ended June 30, 1999 and June 30, 1998 have been prepared by the Company, without audit. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations, changes in stockholders' equity and changes in cash flows for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1998 annual report on Form 10-K. The results of operations for the six month period ended June 30, 1999 are not necessarily indicative of the operating results for the full year.

Classification of Inventory
---------------------------
(in thousands)

   ---------------------------------------------------------------------
                                    (UNAUDITED)
                                  JUNE 30, 1999      DECEMBER 31, 1998
   ---------------------------------------------------------------------
     Raw materials                      $ 9,371                $ 8,973
     Work in process                      5,924                  4,869
     Finished goods                       3,345                  2,498
   ---------------------------------------------------------------------
     TOTAL                               18,640                 16,340
     Less valuation allowance              (724)                  (635)
   ---------------------------------------------------------------------
     TOTAL                              $17,916                $15,705
   =====================================================================

Segment Information - The Company operates predominantly in one industry segment, that being the design, manufacture and sale of lighting fixtures. The following table presents information about the Company managed by geographic area (in thousands):

   --------------------------------------------------------------------------
                                          JUNE 30, 1999       JUNE 30, 1998
   --------------------------------------------------------------------------
     NET SALES TO CUSTOMERS
     United States                             $ 90,832             $81,337
     Europe                                      11,159              10,580
     Other                                        9,512               6,783
   --------------------------------------------------------------------------
     TOTAL                                     $111,503             $98,700
   ==========================================================================
     TRANSFERS BETWEEN GEOGRAPHIC AREAS
     (eliminated in consolidation)
     United States                             $  4,051             $ 4,643
     Europe                                          51                 176
   --------------------------------------------------------------------------
     TOTAL                                     $  4,102             $ 4,819
   ==========================================================================
     OPERATING INCOME
     United States                             $ 12,646             $11,283
     Europe                                         669                 646
     Other                                          362                 436
   --------------------------------------------------------------------------
     TOTAL                                     $ 13,677             $12,365
   ==========================================================================

No material changes have occurred in total assets since December 31, 1998.

                                                                    EXHIBIT 99.3
                                                                          Page 1








        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



On July 29, 1999, National Service Industries, Inc. ("Parent"), a Delaware corporation, became the owner of all of the capital stock of Holophane Corporation, a Delaware corporation (the "Company"), pursuant to the merger (the "Merger") of NSI Enterprises, Inc. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Parent, with and into the Company with the Company as the surviving corporation. At the effective time of the Merger (the "Effective Time"), the Company became a wholly-owned subsidiary of Parent. Prior to the Merger, Parent consummated a tender offer (the "Offer") to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares") of the Company, at a purchase price of $38.50 per Share, net to the seller in cash, less any required withholding taxes and without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 25, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which together with the Offer to Purchase constituted the Offer).

The Unaudited Pro Forma Condensed  Consolidated Balance Sheet as of May 31, 1999
(NSI) and June 30, 1999 (Holophane) gives effect to the Merger and financing thereof as if they had occurred on that date. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the twelve months ended August 31, 1998
(NSI) and June 30, 1998 (Holophane) gives effect to the Merger and financing thereof as if they had occurred on the first day of the period presented. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended May 31, 1999 (NSI) and June 30, 1999 (Holophane) gives effect to the Merger and financing thereof as if they had occurred on the first day of the respective period presented.

The acquisition has been accounted for under the purchase method of accounting. The total cost of the acquisition has been allocated to the net assets of Holophane Corporation based upon the estimated fair values of such assets. The purchase price allocation is preliminary and further refinements may be necessary based upon the completion of final valuation studies, however the Company does not expect the impact of such adjustments to be material to the Company's financial position or results of operations.

The following unaudited pro forma condensed consolidated financial information does not purport to reflect the financial position or results of operations that actually would have resulted had the above transactions occurred as of the dates indicated or to project the results of operations for any future period. These financial statements should be read in conjunction with the separate historical financial statements and notes thereto of National Service Industries, Inc. and Holophane Corporation.

                                                                          Page 2




                                       Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                        As of May 31, 1999 (NSI) and June 30, 1999 (Holophane)
                                                            (in thousands)

                                                                        Historical
                                                     Historical          Holophane               Pro Forma
                                                        NSI           (Reclassified)    (A)     Adjustments            Pro Forma
                                                    -------------     ----------------        ----------------       ---------------

ASSETS
Current Assets
  Cash                                                $   62,893             $  3,932              $  (60,000) (D)       $    6,825
  Receivables                                            333,236               36,207                       -               369,443
  Inventories and linens in service                      260,056               17,916                     943  (B)          278,915
  Other current assets                                    19,485                4,416                   2,382  (B)           26,283
                                                    -------------     ----------------        ----------------       ---------------
         Total Current Assets                            675,670               62,471                (56,675)               681,466
                                                    -------------     ----------------        ----------------       ---------------

                                                    -------------     ----------------        ----------------       ---------------
Property, plant, and equipment                           292,976               54,309                   7,542  (B)          354,827
                                                    -------------     ----------------        ----------------       ---------------
Goodwill, intangibles and other assets                   170,740               28,091                 399,538  (B)          625,554
                                                    -------------     ----------------                 27,185  (E)   ---------------
                                                                                              ---------------

         Total Assets                                  1,139,386              144,871                 377,590             1,661,847
                                                    =============     ================        ================       ===============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt                                              -                    -                 108,966  (D)          108,966
  Notes payable                                           11,225                    -                       -                11,225
  Accounts payable                                        95,358               11,868                       -               107,226
  Other accrued liabilities                              121,473               15,371                  51,764  (D)          188,608
                                                    -------------     ----------------        ----------------       ---------------
         Total Current Liabilities                       228,056               27,239                 160,730               416,025
                                                    -------------     ----------------        ----------------       ---------------

LTD, less current maturities                             185,628               19,625                 (19,500) (C)          435,753
                                                                                                      250,000  (D)
Deferred income taxes                                     41,131                  435                  49,620  (B)           91,186
Self-insurance reserves, less current portion,
         and other long-term liabilities                  99,379                7,533                    (406) (B)          133,691
                                                                                                       27,185  (E)
Stockholders Equity:
  Series A preferred Stock                                     -                    -                       -                     -
  Preferred Stock                                              -                    -                       -                     -
  Common Stock                                            57,919                  119                    (119) (B)           57,919
  Paid in Capital                                         29,010               42,621                 (42,621) (B)           29,010
  Retained Earnings                                      946,068               76,946                 (76,946) (B)          946,068
  Accumulated other comprehensive income items            (8,867)              (2,715)                  2,715  (B)           (8,867)
                                                    -------------     ----------------        ----------------       ---------------
                                                       1,024,130              116,971                (116,971)            1,024,130
  Less:  Treasury Stock                                  438,938               26,932                 (26,932) (B)          438,938
                                                    -------------     ----------------        ----------------       ---------------
  Total Stockholders Equity                              585,192               90,039                 (90,039)              585,192
                                                    -------------     ----------------        ----------------       ---------------
         Total Liabilities & Stockholders Equity      $1,139,386             $144,871                $377,590            $1,661,847
                                                    =============     ================        ================       ===============
See accompanying notes to pro forma condensed consolidated financial statements.



                              Unaudited Pro Forma Condensed Consolidated Statement of Income
                       For the Twelve Months Ended August 31, 1998 (NSI) and June 30, 1998 (Holophane)
                                        (in thousands except per share amounts)

                                                                      Historical
                                                Historical            Holophane               Pro Forma
                                                    NSI             (Reclassified)   (A)     Adjustments            Pro Forma
                                                -------------      -----------------       ----------------       ---------------

Sales & Service Revenues
  Net sales of products                           $1,718,564               $209,012                $     -            $1,927,576
  Service revenues                                   312,746                      -                      -               312,746
                                               --------------      -----------------       ----------------       ---------------
           Total Revenues                          2,031,310                209,012                      -             2,240,322
                                               --------------      -----------------       ----------------       ---------------

Costs & Expenses
  Cost of products sold                            1,044,215                133,594                    261   (F)       1,178,070
  Cost of services                                   183,470                      -                      -               183,470
  Selling & administrative expense                   634,061                 43,361                      -               677,422
  Interest expense (income), net                         749                  1,106                  (1,272) (H)          26,029
                                                                                                     19,154  (I)
                                                                                                      6,292  (J)
  Gain on sale of businesses                          (2,449)                    -                       -                (2,449)
  Other (Income) expense, net                         (1,857)                  583                   12,655  (G)          11,381
                                               --------------      -----------------       ----------------       ---------------
         Total Costs & Expenses                    1,858,189                178,644                  37,090            2,073,923
                                               --------------      -----------------       ----------------       ---------------
Income before Taxes                                  173,121                 30,368                 (37,090)             166,399
Provision for Income Taxes                            64,401                 11,334                 (11,438) (K)          64,297
                                               --------------      -----------------       ----------------       ---------------
Net Income                                          $108,720               $ 19,034                $(25,652)          $  102,102
                                               ==============      =================       ================       ===============

  Basic Earnings per Share                        $     2.56                                                          $     2.40
                                               ==============                                                     ===============
  Basic Weighted Average Number of Shares
         Outstanding                                  42,462                                                              42,462
                                               ==============                                                     ===============

  Diluted Earnings per Share                      $     2.53                                                          $     2.37
                                               ==============                                                     ===============
  Diluted Weighted Average Number of Shares
         Outstanding                                  43,022                                                              43,022
                                               ==============                                                     ===============



See accompanying notes to pro forma condensed consolidated financial statements.




                                    Unaudited Pro Forma Condensed Consolidated Statement of Income
                              For the Nine Months Ended May 31, 1999 (NSI) and June 30, 1999 (Holophane)
                                               (in thousands except per share amounts)

                                                                      Historical
                                                Historical            Holophane               Pro Forma
                                                    NSI             (Reclassified)   (A)     Adjustments            Pro Forma
                                               --------------      -----------------       ----------------       ---------------

Sales & Service Revenues
  Net sales of products                           $1,369,808               $167,948                $     -            $1,537,756
  Service revenues                                   229,315                      -                      -               229,315
                                               --------------      -----------------       ----------------       ---------------
           Total Revenues                          1,599,123                167,948                      -             1,767,071
                                               --------------      -----------------       ----------------       ---------------

Costs & Expenses
  Cost of products sold                              836,864                106,497                     196  (F)         943,557
  Cost of services                                   134,107                      -                      -               134,107
  Selling & administrative expense                   499,114                 38,441                      -               537,555
  Interest expense (income), net                       8,219                    670                    (867) (H)          26,655
                                                                                                     14,366  (I)
                                                                                                      4,267  (J)
  Gain on sale of businesses                          (5,814)                    -                       -                (5,814)
  Restructuring expense, asset impairments,
         and other charges                            (2,216)                    -                       -                (2,216)
  Other (Income) expense, net                           (143)                  (54)                   9,491  (G)           9,294
                                               --------------      -----------------       ----------------       ---------------
         Total Costs & Expenses                    1,470,131                145,554                  27,453            1,643,138
                                               --------------      -----------------       ----------------       ---------------
Income before Taxes                                  128,992                 22,394                 (27,453)             123,933
Provision for Income Taxes                            47,985                  8,044                  (8,442) (K)          47,587
                                               --------------      -----------------       ----------------       ---------------
Net Income                                        $   81,007               $ 14,350                $(19,011)          $   76,346
                                               ==============      =================       ================       ===============

  Basic Earnings per Share                        $     1.97                                                          $     1.86
                                               ==============                                                     ===============
  Basic Weighted Average Number of Shares
         Outstanding                                  41,030                                                              41,030
                                               ==============                                                     ===============

  Diluted Earnings per Share                      $     1.97                                                          $     1.85
                                               ==============                                                     ===============
  Diluted Weighted Average Number of Shares
         Outstanding                                  41,221                                                              41,221
                                               ==============                                                     ===============

See accompanying notes to pro forma condensed consolidated financial statements.

         Notes to Pro Forma Condensed Consolidated Financial Statements
                     (in thousands unless otherwise noted)

(A) Certain reclassifications have been made to the Holophane historical financial statements to conform to the presentation to be used by NSI upon completion of the acquisition.

(B) The acquisition is to be accounted for as a purchase business combination. The purchase price includes an adjustment for deferred income taxes representing the difference between the assigned values and the tax bases of the assets and liabilities acquired. The preliminary allocation of the purchase price to the net assets of Holophane is based upon the estimated fair values of such assets and is as follows:

           Purchase price:
                    Acquisition of outstanding shares of common stock                                         $ 407,358
                    Settlement of Holophane stock options                                                        31,526
                    Severance and restrictive covenants                                                           5,450
                    Acquisition expenses                                                                          6,896
                    Debt assumed                                                                                 19,500
                    Book value of net assets acquired (excluding debt assumed)                                 (109,539)
                                                                                                         ---------------
                    Increase in basis                                                                         $ 361,191
                                                                                                         ===============

           Allocation of increase in basis:
                    Increase in inventory to adjust to fair value                                             $     943
                    Increase in the fair value of property, plant, and equipment                                  7,542
                    Adjust pension accrual                                                                          406
                    Adjust pension prepaid                                                                           96
                    Increase in the fair value of intangibles                                                   145,725
                    Current deferred tax asset                                                                    2,382
                    Long-term deferred tax liability                                                            (49,620)
                    Increase in goodwill                                                                        253,717
                                                                                                         ---------------
                    Increase in basis                                                                         $ 361,191
                                                                                                         ===============

           The purchase price allocation is preliminary and further refinements may be necessary based on the completion of final valuation studies, however the Company does not expect the impact of such adjustments to be material to the Company's financial statements or results of operations.

(C) Represents the repayment of Holophane's outstanding long-term debt.

(D) Details of acquisition financing:
                    Cash on hand                                                                              $  60,000
                    Accrued acquisition costs                                                                    51,764
                    Commercial paper, estimated interest rate 5.336%                                            358,966
                                                                                                          --------------
                       Total Cash Requirement                                                                 $ 470,730
                                                                                                          ==============

           Of the total commercial paper issued to effect the acquisition, $250,000 is classified as long-term, as the Company intends to and has the ability, based on existing availability under its long-term revolving credit facility, to refinance it on a long-term basis. The remainder is classified as short-term debt. The portion attributable to accounts payable represents the difference between cash on hand at the pro forma balance sheet date and the actual cash used to effect this acquisition in addition to portions of the purchase price to be paid subsequent to closing.

(E) Represents the portion of the Holophane stock option settlement which employees elected to defer into a grantor trust maintained by Holophane.

(F) Represents the additional depreciation expense as a result of the adjustment to the fair value of property, plant, and equipment using average lives of 20 years for real property and 5 years for personal property.

(G)        Represents the additional  amortization of goodwill and  intangibles.
           Identified intangibles are being amortized over periods ranging from 2 to 40 years and goodwill is being amortized over 40 years.

(H) Represents the interest expense on Holophane's long-term debt that was paid off by NSI (see note C).

(I) Represents interest expense related to the commercial paper issued to effect the transaction as identified in D above.

(J) Represents the foregone interest income on the total cash, excluding borrowed cash identified in D above, necessary to fund the acquisition of Holophane. The average interest rate used is 5.63% for the twelve months ended August 31, 1998 and 5.09% for the nine months ended May 31, 1999.

(K)        Represents   statutory   effective   rate   adjusted   for   goodwill
           amortization generated by the Holophane acquisition that is not deductible for tax purposes.